UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 9, 2023
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Virgin Galactic Holdings, Inc.
(Exact name of registrant as specified in its charter)
 ____________________________

Delaware	001-38202	85-3608069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Flight Way Tustin, California	92782
(Address of principal executive offices)	(Zip Code)
(949) 774-7640
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 ____________________________

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SPCE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2023, upon the recommendation of the Nominating and Corporate Governance Committee, and pursuant to the By-Laws, as amended, of Virgin Galactic Holdings, Inc. (the “Company”), the Company’s Board of Directors (the “Board”) elected Luigi Brambilla as a director, with an initial term expiring at the 2024 annual meeting of the Company’s stockholders.

Mr. Brambilla, 40, joined Virgin Group Limited (the “Virgin Group”) in 2013 and has most recently served as the Managing Director, Investments and Capital Markets since September 2023, where he has led a number of M&A and capital markets transactions across Virgin Group’s aviation, holidays, cruises, loyalty, wellness and entertainment sectors. He also serves as a member of the Investment Committee of the Branson Family Office. Prior to his current role at the Virgin Group, Mr. Brambilla held a number of roles of increasing responsibility, most recently as the Managing Director, Investments from March 2018 to September 2023. He is a member of the Board of Directors of Virgin Atlantic and Virgin Voyages and is a Board Observer for Virgin Red. Prior to joining the Virgin Group, Mr. Brambilla worked at Clayton Dubilier & Rice, a private equity firm, from 2010 to 2013. Prior to that, Mr. Brambilla worked at Citigroup in the Investment Banking division from 2006 to 2010. He holds a Bachelor’s degree in International Economics and a Master’s degree in International Management from Bocconi University in Milan, Italy.

Pursuant to that certain Stockholders’ Agreement by and among the Company, the VG Holder, the SCH Holder and the CP Holder (each as defined in such Stockholders’ Agreement), dated as of October 25, 2019 (such agreement, as amended, supplemented, restated or otherwise modified from time to time, the “Stockholders’ Agreement”), Virgin Investments Limited (“VIL”) has the right to designate two directors for election to the Board (the “VG Designees”). VIL designated Mr. Brambilla as a VG Designee to fill the seat previously held by Evan Lovell from 2019 until his passing in June 2023.

In connection with his appointment to the Board, Mr. Brambilla is eligible to receive compensation in accordance with the Company’s Amended and Restated Non-Employee Director Compensation Program, as such program may be amended from time to time.

Mr. Brambilla has entered into the Company’s standard form of indemnification agreement for its directors and officers.

Item 8.01.    Other Events.

On November 13, 2023 the Company issued a press release announcing the election of Mr. Brambilla to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 13, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virgin Galactic Holdings, Inc.

Date: November 13, 2023	By:	/s/ Sarah Kim
	Name:	Sarah Kim
	Title:	Executive Vice President, Chief Legal Officer and Secretary